EX-99.e.1.ii

AMENDMENT NO. 3 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JULY 19, 2019

This Schedule to the Distribution Agreement between Delaware VIP Trust and Delaware Distributors, L.P. originally entered into as of May 20, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

		Total 12b-l Plan	Portion designated
		Fee Rate (per	as Service Fee
		annum of the	Rate (per annum of
		Series’ average	the Series’ average
		daily net assets	daily net assets
		represented by	represented by
		shares of the	shares of the
Series Name	Class Names	Class)	Class)	Effective Date
Delaware VIP Diversified Income Series	Standard Class	N/A		May 20, 2003
	Service Class	.30%		May 20, 2003
Delaware VIP Emerging Markets Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP High Yield Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP International Value Equity Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Limited-Term Diversified Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP REIT Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Small Cap Value Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Smid Cap Core Series	Standard Class	N/A		April 19, 2001
(formerly, Delaware VIP Smid Cap Growth Series)	Service Class	.30%		April 19, 2001
Delaware VIP U.S. Growth Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Value Series	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Delaware VIP Covered Call Strategy Series	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Delaware VIP Fund for Income Series	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Delaware VIP Growth Equity Series	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Delaware VIP Equity Income Series	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Delaware VIP Government Cash Management Series	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019

Delaware VIP Growth and Income Series	Standard Class	N/A	July 19, 2019
	Service Class	N/A	July 19, 2019
Delaware VIP Opportunity Series	Standard Class	N/A	July 19, 2019
	Service Class	N/A	July 19, 2019
Delaware VIP Limited Duration Bond Series	Standard Class	N/A	July 19, 2019
	Service Class	N/A	July 19, 2019
Delaware VIP Special Situations Series	Standard Class	N/A	July 19, 2019
	Service Class	N/A	July 19, 2019
Delaware VIP International Series	Standard Class	N/A	July 19, 2019
	Service Class	N/A	July 19, 2019
Delaware VIP Total Return Series	Standard Class	N/A	July 19, 2019
	Service Class	.30%	July 19, 2019
Delaware VIP Investment Grade Series	Standard Class	N/A	July 19, 2019
	Service Class	.30%	July 19, 2019

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ Brett D. Wright
Name:	Brett D. Wright
Title:	President

DELAWARE VIP TRUST
on behalf of the Series listed on Schedule I

By:	/s/ Shawn K. Lytle
Name:	Shawn K. Lytle
Title:	President and Chief Executive Officer